UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2016

MOMENTOUS ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55451	46-4446281
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		Number)

PO Box 861, Sugar Land, Texas 77487-0861
(Address of principal executive offices)

800-314-8912

Registrant's telephone number, including area code

____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240, l4a-12)

        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (1 7 CFR 240, 14d-2(b)

        Pre-commencement communications pursuant to Rule I 3e-4(c) under the Exchange Act (I 7 CFR 240, 13e-4(c)

Unless otherwise indicated, in this Form 8-K, references to "we," "our," "us," the "Company," "MEG" or the "Registrant" refer to Momentous Entertainment Group, Inc.

Item 7.01 Regulation FD Disclosure.

On February 16, 2017, the Company issued a press release announcing that MEG has received notice from Bobby Earnhardt Racing, Inc. that the sponsorship contract executed on December 31, 2016 had been terminated. A copy of which is attached as Exhibit 99.10.

8.01   Other Events

On December 31, 2016, the Company entered into an agreement with Bobby Earnhardt Racing, Inc. (“BERI”) under which BERI agreed to sponsor the Bobby Earnhardt reality show, Bobby Earnhardt:  Chasing a Legacy.  The agreement called for MEG to receive a fee equal to 12.5% of all monies paid to BERI from an agreement that BERI executed with the Mako Group on December 8, 2016.

MEG was advised on February 15, 2017 that the agreement between BERI and the Mako Group has been terminated. Therefore, MEG will not receive any funds from that agreement. Currently, there are no specific sources of funds to sponsor Bobby Earnhardt:  Chasing a Legacy.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.5	Agreement with Bobby Earnhardt Racing, Inc.

10.6	Notification from Bobby Earnhardt Racing, Inc. of cancellation of contract.

99.10	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2017

Momentous Entertainment Group, Inc.

        (Registrant)

/s/ Kurt E. Neubauer

KURT E. NEUBAUER

Chief Executive Officer

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